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Exhibit 99.9

GREAT LAKES CHEMICAL CORPORATION

OFFER TO EXCHANGE SHARES OF
CLASS B COMMON STOCK OF OSCA, INC.

    To Brokers, Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

    Great Lakes Corporation is offering, upon the terms and subject to the conditions set forth in the enclosed offering circular-prospectus dated              , 2001 and the enclosed Letter of Transmittal and the Instructions thereto, to exchange      shares of OSCA Class B common stock for each share tendered of Great Lakes common stock, up to an aggregate of            shares of Great Lakes common stock tendered and exchanged.

    We are asking you to contact your clients for whom you hold shares of Great Lakes common stock, whether these shares are registered in your name or in the name of your nominee. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. No domestic stock transfer taxes will be payable as a result of the transaction. [Great Lakes will pay all applicable foreign stock transfer taxes, as provided for in the Instructions to the Letter of Transmittal.]

    As described in the offering circular-prospectus, Great Lakes is not conducting the exchange offer in any jurisdiction where the exchange offer would not be legal under the laws of such jurisdiction. There are certain jurisdictions where Great Lakes is relying on a private placement or other similar exemption or exception under the applicable laws of such jurisdictions in order to conduct the exchange offer in such jurisdictions. In addition, there are certain jurisdictions which require additional disclosure. ACCORDINGLY, YOU ARE HEREBY INSTRUCTED NOT TO FORWARD ANY OF THE ENCLOSED MATERIALS TO CLIENTS FOR WHOM YOU HOLD SHARES OF GREAT LAKES COMMON STOCK, REGISTERED IN YOUR NAME OR THE NAME OF YOUR NOMINEE, IF SUCH CLIENT IS LOCATED OUTSIDE OF THE UNITED STATES, WITHOUT FIRST OBTAINING CLEARANCE FROM COMPUTERSHARE TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT, AND OBTAINING THE APPROPRIATE EXCHANGE OFFER MATERIALS.

    Great Lakes will pay to a soliciting dealer, as defined herein, a solicitation fee of $      per share, up to a maximum of      shares per tendering stockholder, for each Great Lakes share tendered and accepted for exchange pursuant to the exchange offer if such soliciting dealer has affirmatively solicited and obtained such tender. (1) No solicitation fee shall be payable in connection with a tender of shares of Great Lakes common stock by a stockholder: (a) tendering more than      shares of Great Lakes common stock; (b) tendering from a country outside of the United States; or (c) tendering to Morgan Stanley Dean Witter, the dealer manager. A soliciting dealer includes: (1) any broker or dealer in securities which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. or (2) any bank or trust company located in the United States. In order for a soliciting dealer to receive a solicitation fee with respect to the tender of shares of Great Lakes common stock, the exchange agent must have received by three New York Stock Exchange trading days after the expiration date, a properly completed and executed form entitled "Notice of Solicited Tenders" as attached.

(1)
Will Great Lakes pay expenses set forth in first paragraph in addition to the solicitation fee?

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE PROPER RECORD-KEEPING
TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITATION FEE. GREAT LAKES AND
THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL
INFORMATION, IF DEEMED TO BE WARRANTED.

    All questions as to the validity, form and eligibility (including time of receipt) of all Notices of Solicited Tenders will be determined by Great Lakes in its sole discretion, which determination will be final and binding. Neither the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

    Soliciting dealers will include any of the organizations described in clauses (1) and (2) above even when the activities of such organizations in connection with the exchange offer consist solely of forwarding to clients material relating to the exchange offer, including the offering circular-prospectus and the related Letter of Transmittal, and tendering shares of Great Lakes common stock as directed by beneficial owners thereof; provided that under no circumstances shall any fee be paid more than once with respect to any Great Lakes share. No soliciting dealer is required to make any recommendation to holders of shares of Great Lakes common stock as to whether to tender or refrain from tendering in the exchange offer. No assumption is made, in making payment to any soliciting dealer, that its activities in connection with the exchange offer included any activities other than those described above, and for all purposes noted in all materials relating to the exchange offer, the term "solicit" shall be deemed to mean no more than processing shares of Great Lakes common stock tendered or forwarding to customers materials regarding the exchange offer.

    No fee shall be paid to a soliciting dealer with respect to shares of Great Lakes common stock beneficially owned by such soliciting dealer or with respect to any shares that are registered in the name of a soliciting dealer unless such shares are held by such soliciting dealer as nominee and are tendered for the benefit of a beneficial holder. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a tendering holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Great Lakes, OSCA, the exchange agent, the dealer manager or the information agent for purposes of the exchange offer.

    Enclosed is a copy of each of the following documents:

  1.
  The Offering Circular-Prospectus dated              , 2001.

  2.
  The Letter of Transmittal.

  3.
  Instructions to the Letter of Transmittal (printed on white paper).

  4.
  The Notice of Guaranteed Delivery (printed on pink paper).

  5.
  A form of letter which may be sent to your clients for whose account you hold shares of Great Lakes common stock registered in your name or the name of your nominee with space provided for obtaining the clients' instructions with regard to the exchange offer.

  6.
  Instructions—Backup Withholding; Substitute Form W-9; Forms W-8 (printed on white paper).

  7.
  A return envelope addressed to Computershare Trust Company of New York, the exchange agent.

    Your prompt action is requested. THE EXCHANGE OFFER WILL EXPIRE AT 12:00 P.M. MIDNIGHT, NEW YORK CITY TIME, ON              , 2001, OR IF EXTENDED BY GREAT LAKES, THE LATEST DATE AND TIME TO WHICH EXTENDED (THE "EXPIRATION DATE"). Shares of Great Lakes common stock tendered pursuant to the exchange offer may be withdrawn,

subject to the procedures described in the offering circular-prospectus, at any time prior to the expiration date and after              , 2001, if not theretofore accepted for exchange.

    To participate in the exchange offer, certificates for shares of Great Lakes common stock (or evidence of a book-entry delivery into the exchange agent's account at The Depository Trust Company) and a duly executed and properly completed Letter of Transmittal together with any other required documents, or an agent's message in connection with a book-entry transfer, must be delivered to the exchange agent as indicated in the offering circular-prospectus. If holders of shares of Great Lakes common stock wish to tender their shares, but it is impracticable for them to do so prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures described in the offering circular-prospectus under the section entitled "The Exchange Offer—Guaranteed Delivery Procedure."

    Additional information concerning the exchange offer and additional copies of the enclosed material may be obtained from the information agent, Morrow & Co., Inc., at (800) 607-0088 (toll-free) in the United States or at (212) 754-8000 from elsewhere.

NOTICE OF SOLICITED TENDERS

ALL NOTICES OF SOLICITED TENDERS MUST BE RETURNED TO THE EXCHANGE
AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE TO THE
ADDRESS SET FORTH ON THE BACK COVER OF THE OFFERING CIRCULAR-PROSPECTUS.

BENEFICIAL OWNERS QUALIFIED FOR ODD-LOT

DTC Participant Number	VOI Ticket Number	VOI Ticket Total	Number of Shares Requested for Payment	Number of Beneficial Owner(s) Represented*

BENEFICIAL OWNERS OF 2,000 OR LESS SHARES

DTC Participant Number	VOI Ticket Number	VOI Ticket Total	Number of Shares Requested for Payment	Number of Beneficial Owner(s) Represented*

BENEFICIAL OWNERS OF GREATER THAN 2,000 AND NOT MORE THAN 10,000 SHARES

DTC Participant Number	VOI Ticket Number	VOI Ticket Total	Number of Shares Requested for Payment	Number of Beneficial Owner(s) Represented*

*
Use attached sheet if ticket represents more than one Beneficial Owner.

BENEFICIAL OWNER BREAKDOWN FORM

DTC Participant Number:

VOI Ticket Number:

VOI Ticket Total:

  Number of Shares Requested for Payment Per Beneficial Owner

  Total:

    The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Great Lakes common stock, it has used no soliciting materials other than those furnished by Great Lakes; and (4) it has complied with all instructions from Great Lakes in this letter.

Print Firm Name:	Address:
Authorized Signature:	City, State, Zip Code:
Area Code and Telephone Number:	Attention:

SOLICITATION FEE PAYMENT INSTRUCTIONS

Issue Check to:
Firm:

(Please Print)
Attention:

Address:

(Include Zip Code)
Phone Number:

Taxpayer Identification or Social Security No.:
Applicable VOI Number:	Number of Shares:

    If solicitation fees are to be paid to another eligible institution(s), please complete the following:

Issue Check to:
Firm:

(Please Print)
Attention:

Address:

(Include Zip Code)
Phone Number:

Taxpayer Identification or Social Security No.:
Applicable VOI Number:	Number of Shares:
*
NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.

  NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF GREAT LAKES, OSCA, THE EXCHANGE AGENT, THE DEALER MANAGER OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFERING CIRCULAR-PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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  Exhibit 99.9
GREAT LAKES CHEMICAL CORPORATION OFFER TO EXCHANGE SHARES OF CLASS B COMMON STOCK OF OSCA, INC.
SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE PROPER RECORD-KEEPING TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITATION FEE. GREAT LAKES AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION, IF DEEMED TO BE WARRANTED.
NOTICE OF SOLICITED TENDERS ALL NOTICES OF SOLICITED TENDERS MUST BE RETURNED TO THE EXCHANGE AGENT WITHIN THREE NYSE TRADING DAYS AFTER THE EXPIRATION DATE TO THE ADDRESS SET FORTH ON THE BACK COVER OF THE OFFERING CIRCULAR-PROSPECTUS.
BENEFICIAL OWNERS QUALIFIED FOR ODD-LOT
BENEFICIAL OWNERS OF 2,000 OR LESS SHARES
BENEFICIAL OWNERS OF GREATER THAN 2,000 AND NOT MORE THAN 10,000 SHARES
BENEFICIAL OWNER BREAKDOWN FORM
SOLICITATION FEE PAYMENT INSTRUCTIONS